Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to use in this Registration Statement on Form F-1 of our report dated June 22, 2010, relating to the consolidated financial statements of Sunity Online Entertainment Limited (the “Company”) for the years ended March 31, 2010 & 2009 which appear in such registration statement. We also consent to the reference to us under the heading “Experts” in this Registration Statement.

/s/ Goldman Kurland Mohidin LLP

Goldman Kurland Mohidin LLP
Encino, California
September 21, 2010